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                                                                   EXHIBIT 10.12
                        SKYLANDS PARK MANAGEMENT, INC.
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                             1996 STOCK AWARD PLAN
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     In order to provide its directors, executive and management employees, and key consultants with additional incentives for enhanced performance, Skylands Park Management, Inc. hereby adopts the following 1996 Stock Award Plan for the benefit of the Company's directors, selected executive and management employees, and key consultants from time to time.

     1. Definitions. Wherever used in this Plan, the following terms shall have
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the following meanings:

        (a) "Board" shall mean the Board of Directors of the Company, as such Board of Directors is constituted from time to time.

        (b) "Committee" shall mean the Compensation Committee of the Board, as such Compensation Committee is constituted from time to time; provided, that if, at any time, there has not been appointed a "Compensation Committee" of the Board, then the Board shall constitute the Committee for purposes of this Plan, until such time as a Compensation Committee of the Board is appointed.

        (c) "Common Stock" shall mean the authorized common stock, no par value, of the Company.

        (d) "Company" shall mean Skylands Park Management, Inc., a New Jersey corporation, and its successors and assigns.

        (e) "Operating Cash Flow" shall mean, for any fiscal quarter(s) in question, the net cash flow from operations of the Company for such fiscal quarter(s) calculated in accordance with generally accepted accounting principles consistently applied.

        (f) "Operating Income" shall mean, for any fiscal quarter(s) in question, the sum of (i) the net operating income of the Company (exclusive of extraordinary gains or extraordinary losses) for such fiscal quarter(s) as determined in accordance with generally accepted accounting principles consistently applied, plus (ii) an allocable portion (based on time elapsed) of the Company's equity in the income of Minor League Heroes, L.P. for the four (4) consecutive fiscal quarters of the Company ended on the last day of the period for which Operating Income is being calculated.

        (g) "Plan" shall mean this 1996 Stock Award Plan as same may be amended, modified and/or restated from time to time in accordance herewith.
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        (h) "Proceeds" shall mean any and all cash amounts received by the
Company from issuances or sales of equity securities of the Company (including the issuance price of any options or warrants), without deduction for any offering expenses or reasonable selling commissions.

        (i) "Stock Award" shall mean any and all awards made under this Plan from time to time for the purchase of Common Stock.

        (j) "Threshold Level" shall mean each of those threshold events permitting the grant of Stock Awards, as set forth in paragraph 4(b) below.

     2. Administration. This Plan shall be administered by the Committee. The
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Committee shall have full and final authority to make all determinations as to whether Threshold Levels have been achieved hereunder, to determine which directors, executive and management employees, and/or key consultants of the Company shall receive Stock Awards hereunder, to determine the terms and conditions of each Stock Award (subject to the express limitations provided in this Plan), and to determine all other matters relating to the administration of this Plan.

     3. Eligible Participants. All directors, executive and management
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employees, and key consultants of the Company at the time of granting Stock
Awards hereunder shall be eligible to receive Stock Awards under this Plan. In determining which eligible persons will receive Stock Awards hereunder, the Committee shall take into account its evaluation of the duties and responsibilities of each eligible person, the tenure and performance of each eligible person, the eligible person's actual contributions to the achievement of any Threshold Level, and such other matters as the Committee may deem relevant under the circumstances.

     4. Calculations and Awards.
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        (a) No Stock Awards may be granted under this Plan unless and until the
Company achieves one or more of the four Threshold Levels set forth in paragraph 4(b) below. For each Threshold Level that is achieved, there may be awarded, under this Plan, Stock Awards for up to an aggregate of 250,000 shares, which awards may be made at any time and from time to time after the achievement of the subject Threshold Level. In no event and under no circumstances will Stock Awards be granted hereunder for more than 1,000,000 shares of Common Stock; provided, that in the event that there shall occur at any time and from time to
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time after December 5, 1996 any stock dividend, stock split, combination of shares, recapitalization or other such event relating to the outstanding Common Stock, or any merger or consolidation pursuant to which the outstanding Common Stock is converted into a different number or type of securities, then the number of shares for which Stock Awards may be granted hereunder shall be proportionately and correspondingly adjusted (and any outstanding Stock Awards shall be similarly adjusted).
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        (b)  The four Threshold Levels under this Plan are as follows:

          (i) The Company's receipt of Proceeds of $2,000,000 during the period from December 5, 1996 through December 31, 1997.

          (ii) The Company's receipt of an additional $2,000,000 of Proceeds (over and above the first $2,000,000 under clause (i) above) during the period from December 5, 1996 through December 31, 1997.

          (iii) The Company's achievement of positive Operating Cash Flow for any two (2) consecutive fiscal quarters.

          (iv) The Company's achievement of positive Operating Income for any two (2) consecutive fiscal quarters.

        (c) In the event that either or both of the Threshold Levels under clauses (i) and (ii) of paragraph 4(b) above are not timely achieved, there shall be no extension of time within which to achieve such Threshold Level(s), the 250,000 shares of Common Stock allocated for such Threshold Level(s) shall lapse, and no Stock Awards may be granted in respect of such share increment(s).

        (d) Subject to the achievement of the requisite Threshold Levels, Stock Awards may be granted hereunder to such eligible persons and in such amounts as shall be determined by the Committee, provided that no Stock Award shall entitle the recipient to purchase the subject Common Stock (i) at a price less than the stated value per share at which Common Stock is carried on the Company's financial statements, or (b) for a period in excess of six (6) months after the date of such Stock Award. Any Stock Award which is not timely exercised within the terms of such Stock Award shall lapse and be of no further force or effect, and the Committee shall thereafter be entitled to make other Stock Awards hereunder in respect of the subject shares of Common Stock.

        5. Amendment of Plan. In addition to its rights of interpretation and
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administration with respect to this Plan, the Committee, subject to approval by the full Board, shall have the right to make such amendments to this Plan as it may deem necessary, appropriate, advisable and/or in the best interests of the Company, provided that no such amendment shall have the effect of (a) terminating this Plan prior to December 31, 2001, (b) altering any of the Threshold Levels, (c) altering any of the requirements for Stock Awards set forth in paragraph 4(d), or (d) adversely affecting the rights of any recipient with respect to any Stock Award previously granted.
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     6. Governing Law. This Plan shall be governed by and construed in
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accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws.